Filed pursuant to Rule 424(b)(5)
Registration No. 333-236604

PROSPECTUS SUPPLEMENT (to Prospectus dated February 28, 2020)

COUNTERPATH CORPORATION

$5,000,000

Common Stock

On August 28, 2020, we entered into a certain Sales Agreement, or sales agreement, with A.G.P./Alliance Global Partners, or A.G.P., relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $5.0 million from time to time through A.G.P.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol "CPAH". On August 27, 2020, the last reported sale price of our common stock was $3.90 per share.

As of August 27, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $12,169,226 which was calculated based on 3,120,314 shares of outstanding common stock held by non-affiliates at a price per share of $3.90 (being the closing price of our common stock on the Nasdaq Capital Market on August 27, 2020). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to the registration statement on Form S-3 of which this prospectus supplements forms a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales will not apply to additional sales made pursuant to this prospectus supplement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be "at the market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to A.G.P. for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

No sales of our common stock under this prospectus supplement will be made in Canada, to anyone known by A.G.P. to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page S-8 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

________________________

A.G.P.

The date of this prospectus supplement is August 28, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a "shelf" registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated February 28, 2020, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this "prospectus," we are referring to both parts of this document combined.

This prospectus supplement relates only to an offering of up to $5.0 million of shares of our common stock through A.G.P. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and A.G.P. on August 28, 2020.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information." These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and A.G.P. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and A.G.P. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled "Incorporation of Certain Information by Reference" and "Where You Can Find More Information." The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not offering to sell, or seeking offers to buy, shares of our common stock in Canada, to anyone known by A.G.P. to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in this prospectus supplement, and under similar headings in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See "Forward-Looking Statements."

General information about us can be found on our website at www.counterpath.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to:

• the terms "we", "us", "our", "Company" and "CounterPath" refer to CounterPath Corporation, a Nevada corporation, and its wholly-owned subsidiaries; and

• all reference to "dollars", "$", "USD" or "US$" are to U.S. dollars and all reference to "CDN$" are to Canadian dollars.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "Risk Factors" in this prospectus supplement on page S-8 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

Overview

We design, develop and sell software and services that enable enterprises and telecommunication service providers to deliver Unified Communications & Collaborations (UCC) solutions to their end users. Our offerings include softphones that support HD voice/video calling, messaging, and presence from a wide range of call services and VoIP services, as well as hosted services for team voice, messaging, presence, video conferencing and screen sharing functionality, over Internet Protocol (IP) based networks. We are capitalizing upon several industry trends, including the rapid adoption of mobile technology, the proliferation of work-from-home programs, the growth of video conferencing, the increasing requirements for secure business communications, centralized cloud-based provisioning, and the migration towards all IP networks. We are also capitalizing on a trend where communication services such as Google Meet, Slack, Zoom, and WhatsApp are becoming more available over-the-top (OTT) of the incumbent operators' networks or enterprise networks (a.k.a. Internet OTT providers). We consolidate Internet OTT application capabilities into a single application that, we believe, provides more value at less than our competitors' cost. Our solutions are offered under perpetual license agreements that generate one-time license revenue and under subscription license agreements that generate recurring license revenue. Our solutions are available for sale through our online store, directly using our in-house sales team, original equipment manufacturers (OEM) partners, and through traditional value added reseller (VAR) and value added distributer (VAD) channel partners. Enterprises typically leverage our solutions to increase employee productivity and to reduce communication costs while leveraging, leading call servers provided by companies such as Cisco, Avaya, Sangoma, and others. Telecommunication service providers typically deploy our solutions to supplement and add value to their traditional services that compete directly with the Internet OTT providers.  Our OEM and VAR customers typically integrate our solutions into their products and then sell a bundled solution to their end customers, which include both telecommunication service providers and enterprises.

Our business model focuses on winning new customers, expanding sales of new and existing products and services to existing customers, and renewing subscriptions and software support agreements. We target business customers of all sizes and across a range of industries, including call centers, financial services, government, retail, technology and telecommunications. We have sold software and services to more than 700 different customers in over 73 countries, including some of the world's largest businesses, global financial institutions and leading telecommunication service providers (where each customer has purchased at least $10,000 of software and services).

Recent Developments

On July 16, 2020, our board of directors proposed the amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 50,000,000. The proposed amendment is subject to the approval by our stockholders holding a majority of the outstanding shares of our common stock. If the proposed amendment is approved by our stockholders, we have to file a certificate of amendment with the Nevada Secretary of State to effect the amendment of our articles of incorporation. If we obtain stockholder approval, we intend to file the certificate as soon as practicable.

On July 16, 2020, our board of directors approved an increase in the number of shares of our common stock issuable under the Deferred Share Unit Plan by 200,000 shares, from 900,000 shares to 1,100,000 shares, subject to and effective upon receipt of all necessary regulatory and other approvals, including the approvals by our stockholders and the Toronto Stock Exchange.

Corporate Information

Our principal executive offices are located at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada. Our telephone number is (604) 320-3344. Our corporate website address is www.counterpath.com. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus supplement.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $5.0 million.

Manner of offering

"At the market offering" that may be made from time to time through or to A.G.P., as sales agent or principal.  See "Plan of Distribution" on page S-19 of this prospectus supplement.

No sales of our common stock under this prospectus supplement will be made in Canada, to anyone known by A.G.P. to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange.

Use of Proceeds

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of indebtedness, increasing our working capital or financing acquisitions and capital expenditures. Pending such use, we may temporarily invest the proceeds. See "Use of Proceeds" on page S-17 of this prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk.  Please read the information contained in and incorporated by reference under the heading "Risk Factors" on page S-8 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol "CPAH".

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You may experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,319,261 shares of our common stock are sold during the term of the sales agreement with A.G.P. at a price of $3.79 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 25, 2020, for aggregate gross proceeds of approximately $5.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $3.76 per share, representing the difference between our pro forma net tangible book value per share as of April 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and settlement of deferred share units may result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the sales agreement with A.G.P., at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with A.G.P.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Risks Related to Our Business and Industry

Lack of cash flow which may affect our ability to continue as a going concern.

For the twelve month period ending April 30, 2020, our operating cash flows were sufficient to meet operating and capital expenses. Our business plan calls for continued research and development of our products and expansion of our market share. We may require additional financing to fund working capital and pay for operating expenses and capital requirements until we achieve positive cash flow.

There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  we incur delays and additional expenses as a result of technology failure;

  we are unable to create a substantial market for our products; or

  we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our proposed business plans.

We depend on a mix of revenues and outside capital to pay for the continued development of our technology and the marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. Disruptions in financial markets and challenging economic conditions have and may continue to affect our ability to raise capital. The issuance of additional equity securities by us would result in a dilution, possibly a significant dilution, in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Our auditors included in their audit report for the fiscal year ended April 30, 2020 a "going concern" explanatory paragraph raising substantial doubt as to our ability to continue as a going concern.

Our ability to meet our current liabilities of $10,499,343 as of April 30, 2020, and to continue as a going concern, is dependent on our ability to increase revenue, reduce costs, achieve a satisfactory level of profitable operations, obtain additional sources of suitable and adequate financing and further develop and execute on our business plan. We may never reach sustained profitability. As a result of the going concern uncertainty, there is an increased risk that you could lose the entire amount of your investment in our company, which assumes the realization of our assets and the satisfaction of our liabilities and commitments in the normal course of business.

Our revenue, operating results and gross margin can fluctuate significantly and unpredictably from quarter - to - quarter and from year - to - year, and we expect that they will continue to do so, which could have a material adverse effect on our operating results.

The rate at which our customers order our products, and the size of these orders, are highly variable and difficult to predict. In the past, we have experienced significant variability in our customer purchasing practices on a quarterly and annual basis, and we expect that this variability will continue, as a result of a number of factors, many of which are beyond our control, including:

  demand for our products and the timing and size of customer orders;

  length of sales cycles, which may be extended by selling our products through channel partners;

  length of time of deployment of our products by our customers;

  customers' budgetary constraints;

  competitive pressures;

  health epidemics and other outbreaks, including COVID-19, which could significantly disrupt our operations; and

  general economic conditions.

As a result of this volatility in our customers' purchasing practices, our revenue has historically fluctuated unpredictably on a quarterly and annual basis and we expect this to continue for the foreseeable future.  Our budgeted expense levels depend in part on our expectations of future revenue. Because any substantial adjustment to expenses to account for lower levels of revenue is difficult and takes time, if our revenue declines, our operating expenses and general overhead would likely be high relative to revenue, which could have a material adverse effect on our operating margin and operating results.

We may be unable to predict subscription renewal rates and the impact these rates may have on our future revenue and operating results.

Some of our products and services are sold on a subscription basis that is generally month-to-month or one year in length.  Our customers have no obligation to renew their subscriptions for our services after the expiration of their initial subscription period, and some customers elect not to renew. We cannot provide assurance that our subscriptions will be renewed at the same or higher level of service, for the same number of licenses or for the same duration of time, if at all.  We cannot provide assurance that we will be able to accurately predict future customer renewal rates.  Our customers' renewal rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our services, our ability to continue to regularly add features and functionality, the reliability (including uptime) of our subscription services, the prices of our services, the prices of services offered by our competitors, mergers and acquisitions affecting our customer base, reductions in our customers' spending levels or declines in customer activity as a result of economic downturns or uncertainty in financial markets.  If our customers do not renew their subscriptions for our services or if they renew on terms less favorable to us, our revenue may decline.

If we are not able to manage our operating expenses, then our financial condition may be adversely affected.

Operating expenses decreased to $12,900,893 for the year ended April 30, 2020 from $15,931,665 for the year ended April 30, 2019 and our revenue increased to $12,101,326 for the year ended April 30, 2020 from $10,764,904 for the year ended April 30, 2019.  Our ability to reach and maintain profitability is conditional upon our ability to manage our operating expenses. There is a risk that we will have to increase our operating expenses in the future. Factors that could cause our operating expenses to increase include our determination to spend more on sales and marketing in order to increase product sales or our determination that more research and development expenditures are required in order to keep our current software products competitive or in order to develop new products for the market. To the extent that our operating expenses increase without a corresponding increase in revenue, our financial condition would be adversely impacted.

Our level of indebtedness and debt service obligations could adversely affect our financial condition and may make it more difficult for us to fund our operations.

On October 10, 2018, as amended on July 10, 2019 and February 1, 2020, our company entered into a loan agreement (the "Loan Agreement") with Wesley Clover International Corporation and KMB Trac Two Holdings Ltd. (collectively, the "Lenders"), pursuant to which the Lenders agreed to loan to our company an aggregate principal amount of up to $5,000,000. As of August 27, 2020, Wesley Clover International Corporation owns approximately 25.7% of shares of our common stock and is controlled by the Chairman of our company, Terence Matthews and KMB Trac Two Holdings Ltd. is represented by Steven Bruk, a director of our company and Karen Bruk, Mr. Bruk's spouse. KMB Trac Two Holdings Ltd., Steven Bruk and Karen Bruk, together, own approximately 21.3% of shares of our common stock. Pursuant to the terms of the Loan Agreement and subsequent amendments, the loan is unsecured and will be made available in multiple advances at the discretion of our company and, effective February 1, 2020, accrues interest at a rate of 8% compounded daily. The outstanding principal and any accrued interest may be prepaid without penalty and is to be repaid on or before April 11, 2021. The loan is intended to be used for general working capital purposes. As of April 30, 2020, the principal balance of the related party loan payable, including interest, was $4,079,459. On June 15, 2020, we repaid $2,000,000 of the principal loan balance to the Lenders.

This indebtedness may create additional financing risk for us, particularly if our business or prevailing financial market conditions are not conducive to paying off or refinancing our outstanding debt obligations at maturity. This indebtedness could also have important negative consequences, including the fact that we will need to repay our indebtedness by making payments of interest and principal, which will reduce the amount of money available to finance our operations, our research and development efforts and other general corporate activities. To the extent additional debt (including without limitation the additional advances) is added to our current debt levels, the risks described above could increase.

We may not have cash available to us in an amount sufficient to enable us to make interest or principal payments on our indebtedness when due.

Failure to satisfy our current and future debt obligations under the Loan Agreement, could result in an event of default and, as a result, the Lenders could accelerate all of the amounts due. In the event of an acceleration of amounts due under the Loan Agreement, as a result of an event of default, we may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness.

We face larger and better-financed competitors, which may affect our ability to achieve or maintain profitability.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products superior to those of our company.  In addition to price competition, increased competition may result in other aggressive business tactics from our competitors, such as:

  emphasizing their own size and perceived stability against our smaller size and narrower recognition;

  providing customers "one-stop shopping" options for the purchase of network equipment and application software;

  offering customers financing assistance;

  making early announcements of competing products and employing extensive marketing efforts; and

  asserting infringement of their intellectual property rights.

Such competition may potentially adversely affect our profitability.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital, or a delisting from a stock exchange on which our common stock trades. Because our operations have been partially financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

The majority of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

The majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under United States federal securities laws against some of our directors or officers.

We may in the future be subject to damaging and disruptive intellectual property litigation that could materially and adversely affect our business, results of operations and financial condition, as well as the continued viability of our company.

We may be unaware of filed patent applications and issued patents that could relate to our products and services. Intellectual property litigation, if determined against us, could:

  result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

  cause us to lose access to key distribution channels;

  result in substantial employee layoffs or risk the permanent loss of highly-valued employees;

  materially and adversely affect our brand in the market place and cause a substantial loss of goodwill;

  affect our ability to raise additional capital;

  cause our stock price to decline significantly; and

  lead to the bankruptcy or liquidation of our company.

Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products or services and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors' copy or otherwise gain access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks including CounterPath, Bria, eyebeam, X-Lite, and Softphone.com invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and divert resources from intended uses. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Unless we can establish broad market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Our use of open source software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. Although we closely monitor our use of open source software, the terms of many open source software licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to sell our products. In such event, we could be required to make our proprietary software generally available to third parties, including competitors, at no cost, to seek licenses from third parties to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis or at all, any of which could adversely affect our revenues and operating expenses.

We may not be able to obtain necessary licenses of third-party technology on acceptable terms, or at all, which could delay product sales and development and adversely impact product quality.

We have incorporated third-party licensed technology into our current products. We anticipate that we are also likely to need to license additional technology from third-parties to develop new products or product enhancements in the future. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms. The inability to retain any third-party licenses required in our current products or to obtain any new third-party licenses to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, and delay or prevent us from making these products or enhancements, any of which could seriously harm the competitive position of our products.

Our products must interoperate with many different networks, software applications and hardware products, and this interoperability will depend on the continued prevalence of open standards.

Our products are designed to interoperate with our customers' existing and planned networks, which have varied and complex specifications, utilize multiple protocol standards, software applications and products from numerous vendors and contain multiple products that have been added over time. As a result, we must attempt to ensure that our products interoperate effectively with these existing and planned networks. To meet these requirements, we have and must continue to undertake development and testing efforts that require significant capital and employee resources. We may not accomplish these development efforts quickly or cost-effectively, or at all. If our products do not interoperate effectively, installations could be delayed or orders for our products could be cancelled, which would harm our revenue, gross margins and our reputation, potentially resulting in the loss of existing and potential customers. The failure of our products to interoperate effectively with our customers' networks may result in significant warranty, support and repair costs, divert the attention of our engineering personnel from our software development efforts and cause significant customer relations problems.

Additionally, the interoperability of our products with multiple different networks is significantly dependent on the continued prevalence of standards for IP multimedia services, such as SIP or Session Initiation Protocol. Some of our existing and potential competitors are network equipment providers who could potentially benefit from the deployment of their own proprietary non-standards-based architectures. If resistance to open standards by network equipment providers becomes prevalent, it could make it more difficult for our products to interoperate with our customers' networks, which would have a material adverse effect on our ability to sell our products to service providers.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense.

We are exposed to fluctuations in interest rates and exchange rates associated with foreign currencies.

A majority of our revenue activities are transacted in U.S. dollars. However, we are exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to our operations for the year ended April 30, 2020 is the Canadian dollar. We are primarily exposed to a fluctuating Canadian dollar as our operating expenses are primarily denominated in Canadian dollars while our revenues are primarily denominated in U.S. dollars. We address certain financial exposures through a controlled program of risk management that includes the use of derivative financial instruments.  Our company's foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. For these derivatives, our company reports the after-tax gain or loss from the effective portion of the hedge as a component of accumulated other comprehensive income (loss) in stockholders' equity and reclassifies it into earnings in the same period in which the hedged transaction affects earnings, and within the same line item on the consolidated statements of operations as the impact of the hedged transaction.  There can be no assurance that our hedging program will not result in a negative impact on our earnings and earnings per share.  During the years ended April 30, 2020 and 2019, we did not enter into any forward contracts for hedging purposes.

Tax matters, including changes in tax rates, disagreements with taxing authorities and imposition of new taxes could impact our results of operations and financial condition.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value added, net worth, property, withholding and franchise taxes in both the U.S. and various foreign jurisdictions. From time to time, we are also subject to reviews, examinations and audits by taxing authorities with respect to such income and non-income-based taxes inside and outside of the U.S. When a taxing authority disagrees with our tax positions, we could face additional tax liabilities, including interest and penalties. Payment of such additional amounts upon final settlement or adjudication of any disputes could have a material impact on our results of operations and financial position.

In addition, we are directly and indirectly affected by new tax legislation and regulation and the interpretation of tax laws and regulations worldwide. Changes in legislation, regulation or interpretation of existing laws and regulations in the U.S. and other jurisdictions where we are subject to taxation could increase our taxes and have an adverse effect on our operating results and financial condition.

If a security breach or cyberattack of our IT networks and systems, or any of our products, occurs, our operations could be interrupted, our products and services may be perceived as vulnerable, and our brand and reputation could be damaged, which could reduce revenue, increase expenses, and expose us to legal claims or regulatory actions.

Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. We are subject to cybersecurity risks. Information cybersecurity risks have significantly increased in recent years and, while we have not experienced any material losses relating to cyber-attacks or other information security breaches, we could suffer such losses in the future. Our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our customers or counterparties. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In the future, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. In addition, we may be subject to litigation and financial losses that are not fully insured.

Risks Associated with Our Common Stock

If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock's market price and liquidity and reduce our ability to raise capital.

On December 16, 2019, we received a letter from the listing qualifications department staff of the Nasdaq Stock Market notifying us that the stockholders' equity of $1,922,675 as reported in our quarterly report on Form 10-Q for the period ended October 31, 2019 was below the minimum stockholders' equity of $2,500,000. As of January 31, 2020 the stockholders' equity decreased to $1,777,646. The minimum stockholders' equity of $2,500,000 is required for continued listing on the Nasdaq Capital Market as set forth in Nasdaq listing rule 5550(b)(1), and as of April 30, 2020, we did not meet the alternatives of market value of listed securities or net income from continuing operations. We were provided 45 calendar days, or until January 30, 2020, to submit a plan to regain compliance with the minimum stockholders' equity standard. On January 28, 2020, we made application for an extension of up to 165 calendar days from the date of the notification letter to regain compliance with the minimum stockholders' equity standard and the extension was granted for 136 calendar days by the Nasdaq Stock Market on February 10, 2020.

On June 10, 2020, we issued an aggregate of 284,902 shares of common stock under a non-brokered private placement for total gross proceeds of $1,000,006. On June 16, 2020, we received a letter from the Nasdaq Stock Market wherein, based on our current report on Form 8-K dated June 11, 2020 relating to the private placement, the Nasdaq Stock Market has determined that we comply with the Nasdaq listing rule 5550(b)(1). The Nasdaq Stock Market will continue to monitor our ongoing compliance with the minimum stockholders' equity requirement and, if at the time of our next periodic report for the quarter ended July 31, 2020 we do not evidence compliance with the minimum stockholders' equity requirement, we may be subject to delisting. At that time, Nasdaq staff will provide written notification to our company, which we may then appeal Nasdaq staff's determination to a hearings panel. There can be no assurance that we will be able to maintain compliance with the minimum stockholders' equity requirement.

Because our operations have been partially financed through the sale of equity securities, the delisting from the Nasdaq Stock Market for failure to comply with the continued listing requirements of the Nasdaq Stock Market could be especially detrimental to our ability to raise additional financing through public or private sales of equity securities. Any reduction in our ability to raise equity capital in the future could force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. In addition, delisting could significantly affect the ability of investors to trade our securities and could negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Our directors control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

Based on 6,410,863 shares of common stock that were issued and outstanding as of August 27, 2020, our directors owned approximately 50.6% of our outstanding common stock. As a result, our directors as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors of our company and can effectively control the outcome of actions brought to our stockholders for approval.  Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms.  We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The exercise of all or any number of outstanding stock options or the issuance of other stock-based awards or any issuance of shares to raise funds may dilute your holding of shares of our common stock.

If the holders of outstanding stock options and deferred share units exercise or settle all of their vested stock options and deferred share units as at April 30, 2020, then we would be required to issue an additional 1,371,469 shares of our common stock, which would represent approximately 18% of our issued and outstanding common stock after such issuances.  The exercise of any or all outstanding stock options that are exercisable below market price will result in dilution to the interests of other holders of our common stock.

We may in the future grant to certain or all of our directors, officers, insiders and key employees stock options to purchase the shares of our common stock, bonus shares and other stock based compensation as non-cash incentives to such persons.  Subject to applicable stock exchange rules, if any, we may grant these stock options and other stock based compensation at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any additional shares of common stock or securities convertible into common stock will cause our existing stockholders to experience dilution of their holding of our common stock.

In addition, stockholders could suffer dilution in their net book value per share depending on the price at which such securities are sold.  Such issuance may cause a reduction in the proportionate ownership and voting power of all other stockholders. The dilution may result in a decline in the price of our shares of common stock or a change in the control of our company.

We may be considered a "penny stock." Penny stock rules will limit the ability of our stockholders to sell their shares of common stock.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In addition, since our common stock commenced trading on the Nasdaq Capital Market below the $4.00 minimum bid price per share requirement, our common stock would be considered a penny stock if we fail to satisfy the net tangible assets and revenue tests in Rule 3a51-1 under the Securities Exchange Act of 1934. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may limit a stockholder's ability to buy and/or sell shares of our common stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information which could cause our stock price or trading volume to decline.

The trading market for our common stock will be influenced by the research and reports that industry or financial analysts publish about us and our business. We do not control these analyst reports. As a relatively small public company, we may be slow to attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates.  If any of the analysts who cover us issue an adverse opinion regarding our stock price, our stock price may decline.  If one or more of these analysts cease coverage of our company or fail to regularly publish reports covering us, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying prospectus contain "forward-looking statements" by us within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. These statements are only predictions and involve known and unknown risks, uncertainties and other important factors, including the risks in the section entitled "Risk Factors", that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

• any potential loss of or reductions in orders from certain significant customers;

• our dependence on our customers to sell our applications or services using our applications;

• our ability to protect our intellectual property;

• competitive factors, including, but not limited to, industry consolidation, entry of new competitors into our market, and new product and marketing initiatives by our competitors;

• our ability to predict our revenue, operating results and gross margin accurately;

• uncertainties relating to the impact of COVID-19 on our business, operations and employees;

• the length and unpredictability of our sales cycles;

• our ability to expand or enhance our product offerings including in response to industry demands or market trends;

• our ability to sell our products in certain markets;

• our ability to manage growth;

• the attraction and retention of qualified employees and key personnel;

• the interoperability of our products with service provider networks; and

• the quality of our products and services, including any undetected errors or bugs in our software.

Any forward-looking statements should be considered in light of these factors. Words such as "anticipates," "believes," "forecasts," "potential," "goal," "contemplates," "expects," "intends," "plans," "projects," "hopes," "seeks," "estimates," "strategy," "continues," "ongoing," "opportunity," "could," "would," "should," "likely," "may," "can," "designed to," "future," "foreseeable future" and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements.

In evaluating an investment in shares of our common stock, you should carefully consider the discussion of risks and uncertainties described under the heading "Risk Factors" contained in this prospectus supplement, and under similar headings in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus supplement. You should carefully read this prospectus supplement together with the information incorporated by reference in this prospectus supplement as described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" completely and with the understanding that our actual future results may be materially different from what we expect.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated by reference herein are made only as of the date of this prospectus supplement (or as of the date of any such document incorporated by reference). We do not intend, and undertake no obligation, to update these forward-looking statements to confirm these statements to actual results, except as required by law including securities laws of the United States and Canada.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of indebtedness, increasing our working capital or financing acquisitions and capital expenditures. Pending such use, we may temporarily invest the proceeds. We currently do not have any plans, proposals or arrangements with regards to any acquisition.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion in the timing and application of the net proceeds from this offering. Pending such use, we may temporarily invest the proceeds.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of April 30, 2020 was ($4,505,018), or ($0.74) per share of common stock. Net tangible book value per share is equal to total assets less intangible assets and total liabilities, divided by the number of shares of our common stock outstanding as of April 30, 2020.

After giving effect to the sale of our common stock during the term of the sales agreement with A.G.P. in the aggregate amount of $5.0 million at an assumed offering price of $3.79 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 25, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma net tangible book value as of April 30, 2020 would have been approximately $244,982, or $0.03 per share of common stock. This represents an immediate increase in the net tangible book value of $0.77 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $3.76 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$$3.79
Net tangible book value per share as of April 30, 2020	$(0.74)
Increase in net tangible book value per share attributable to this offering	$0.77
Pro forma net tangible book value per share as of April 30, 2020 after giving effect to this offering		$$0.03
Dilution per share to new investors purchasing shares in this offering		$$3.76

The table above assumes for illustrative purposes that an aggregate of 1,319,261 shares of our common stock are sold during the term of the sales agreement with A.G.P. at a price of $3.79 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 25, 2020, for aggregate gross proceeds of approximately $5.0 million. The shares pursuant to the sales agreement with A.G.P. are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.79 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5.0 million during the term of the sales agreement with A.G.P. is sold at that price, would increase our pro forma net tangible book value per share after the offering to $0.04 per share and would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $4.75 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.79 per share shown in the table above, assuming all of our common stock in the aggregate amount of $5.0 million during the term of the sales agreement with A.G.P. is sold at that price, would decrease our pro forma net tangible book value per share after the offering to $0.03 per share and would decrease the dilution in pro forma net tangible book value per share to new investors in this offering to $2.76 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 6,103,612 shares of our common stock issued and outstanding as of April 30, 2020 and excludes the following:

•

672,286 shares of our common stock issuable upon the exercise of stock options outstanding under our 2010 Stock Option Plan as of April 30, 2020, at a weighted-average exercise price of $1.90 per share;

•

699,182 shares of our common stock issuable upon exercise of deferred share units outstanding under our Deferred Share Unit Plan as of April 30, 2020 at a weighted average exercise price of $2.21 per share;

•	204,104 shares of our common stock reserved for future issuance under our 2010 Stock Option Plan as of April 30, 2020;

•	134,766 shares of our common stock reserved for future issuance under our Employee Share Purchase Plan as of April 30, 2020; and

•

39,097 shares of our common stock reserved for future issuance under our Deferred Share Unit Plan as of April 30, 2020 (239,097 shares of our common stock if the number of shares of our common stock issuable under the Deferred Share Unit Plan is increased by 200,000 shares).

To the extent that options or deferred units outstanding as of April 30, 2020 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $5.0 million to or through A.G.P., acting as our sales agent. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our common stock (except for the Toronto Stock Exchange) or to or through a market maker (except for a market maker in Canada). No sales of our common stock under this prospectus supplement will be made in Canada, to anyone known by A.G.P. to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $30,000, and on a further annual basis in an amount not to exceed $5,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $100,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We agreed to report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving ten business days' prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving ten business days' prior notice to us.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Clark Wilson LLP, Vancouver, British Columbia, Canada. McDermott Will & Emery LLP, New York, New York, is counsel for A.G.P. in connection with this offering.

EXPERTS

The consolidated financial statements of CounterPath Corporation as of April 30, 2020 and April 30, 2019 and for the years then ended have been incorporated by reference in this prospectus supplement in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, which has also been incorporated by reference in this prospectus supplement, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by our company with the SEC are incorporated into this prospectus supplement by reference:

1. our annual report on Form 10-K filed on July 20, 2020 (including portions of our proxy statement for the annual meeting of stockholders held on September 24, 2020, filed on August 21, 2020, to the extent specifically incorporated by reference therein);

2. our current report on Form 8-K filed on June 11, 2020 (except for the portions of such report which were deemed to be furnished and not filed); and

3. the description of our common stock contained in our Form 8-A filed on June 29, 2012, which refers to the description of our securities contained in our registration statement on Form S-1 filed on October 7, 2011, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, we incorporate by reference into this prospectus supplement any filings we make under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination or completion of this offering; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

The information incorporated by reference is considered to be a part of this prospectus supplement, and the information we file later with the SEC will automatically update and supersede the information filed earlier.

We will provide to each person, including any beneficial holder, to whom this prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Requests for documents should be directed to CounterPath Corporation, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada, Attention: Vice President of Finance, telephone number (604) 320-3344. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares of our common stock offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form parts of that registration statement, do not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

$5,000,000

Common Stock

_____________________

PROSPECTUS SUPPLEMENT

______________________________________

A.G.P.

August 28, 2020

PROSPECTUS

COUNTERPATH CORPORATION

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
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We may offer and sell, from time to time, our common stock, preferred stock, debt securities, warrants to purchase debt or equity securities or units of such securities at prices and on terms that will be determined at the time of any such offering. The aggregate offering price of all securities sold under this prospectus will not exceed $50,000,000.

As of February 28, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $6,447,149 which was calculated based on 3,099,591 shares of outstanding common stock held by non-affiliates at a price per share of $2.08 (being the closing price of our common stock on the NASDAQ Capital Market on February 28, 2020). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales will not apply to additional sales made pursuant to this prospectus. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering. For more detailed information, see "Plan of Distribution" beginning on page 16 of this prospectus.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol "CPAH" and on the Toronto Stock Exchange under the symbol "PATH". We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange or other public market. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the United States Securities and Exchange Commission or SEC utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus under the heading "Incorporation of Certain Information by Reference" and the additional information described under the heading "Where You Can Find More Information".

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to:

• the terms "we", "us", "our", and "CounterPath" refer to CounterPath Corporation;

• the term "securities" means the common stock, preferred stock, debt securities, warrants and units described in this prospectus; and

• all reference to "dollars", "$", "USD" or "US$" are to U.S. dollars and all reference to "CDN$" are to Canadian dollars.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference, is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT COUNTERPATH CORPORATION

We design, develop and sell software and services that enable enterprises and telecommunication service providers to deliver Unified Communications (UC) services, including voice, video, messaging and collaboration functionality, over their Internet Protocol, or IP, based networks. We are capitalizing upon numerous industry trends, including the rapid adoption of mobile technology, the proliferation of bring-your-own-device to work programs, the need for secure business communications, the need for centralized provisioning, the migration towards cloud-based services and the migration towards all IP networks. We are also capitalizing on a trend where communication services such as Skype and WhatsApp are becoming more available over-the-top (OTT) of the incumbent operators' networks or enterprise networks (a.k.a. Internet OTT providers). We offer our solutions under perpetual license agreements that generate one-time license revenue and under subscription license agreements that generate recurring license revenue. We sell our solutions through our own online store, through third-party online stores, directly using our in-house sales team and through channel partners. Our channel partners include original equipment manufacturers, value added distributers and value added resellers. Enterprises typically leverage our Enterprise OTT solutions to increase employee productivity and to reduce certain costs. Telecommunication service providers typically deploy our Operator OTT solutions as part of a broad strategy to defend their subscriber base from competitive threats by offering innovative new services. Our original equipment manufacturers and value added resellers typically integrate our solutions into their products and then sell a bundled solution to their end customers, which include both telecommunication service providers and enterprises.

Our principal executive offices are located at Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada. Our telephone number is (604) 320-3344. Our corporate website address is www.counterpath.com. The information contained on, or that may be accessed through, our corporate website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information contained in or incorporated by reference in this prospectus in evaluating our company and our business before making an investment decision about our company. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Business and Industry

Lack of cash flow which may affect our ability to continue as a going concern.

Presently our operating cash flows are not sufficient to meet operating and capital expenses. Our business plan calls for continued research and development of our products and expansion of our market share. We will require additional financing to fund working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  we incur delays and additional expenses as a result of technology failure;

  we are unable to create a substantial market for our products; or

  we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our proposed business plans.

We depend on a mix of revenues and outside capital to pay for the continued development of our technology and the marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. Disruptions in financial markets and challenging economic conditions have and may continue to affect our ability to raise capital. The issuance of additional equity securities by us would result in a dilution, possibly a significant dilution, in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Our revenue, operating results and gross margin can fluctuate significantly and unpredictably from quarter-to-quarter and from year-to-year, and we expect that they will continue to do so, which could have a material adverse effect on our operating results.

The rate at which our customers order our products, and the size of these orders, are highly variable and difficult to predict. In the past, we have experienced significant variability in our customer purchasing practices on a quarterly and annual basis, and we expect that this variability will continue, as a result of a number of factors, many of which are beyond our control, including:

  demand for our products and the timing and size of customer orders;

  length of sales cycles, which may be extended by selling our products through channel partners;

  length of time of deployment of our products by our customers;

  customers' budgetary constraints;

  competitive pressures; and

  general economic conditions.

As a result of this volatility in our customers' purchasing practices, our revenue has historically fluctuated unpredictably on a quarterly and annual basis and we expect this to continue for the foreseeable future. Our budgeted expense levels depend in part on our expectations of future revenue. Because any substantial adjustment to expenses to account for lower levels of revenue is difficult and takes time, if our revenue declines, our operating expenses and general overhead would likely be high relative to revenue, which could have a material adverse effect on our operating margin and operating results.

We may be unable to predict subscription renewal rates and the impact these rates may have on our future revenue and operating results.

Some of our products and services are sold on a subscription basis that is generally month-to-month or one year in length. Our customers have no obligation to renew their subscriptions for our services after the expiration of their initial subscription period, and some customers elect not to renew. We cannot provide assurance that our subscriptions will be renewed at the same or higher level of service, for the same number of licenses or for the same duration of time, if at all. We cannot provide assurance that we will be able to accurately predict future customer renewal rates. Our customers' renewal rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our services, our ability to continue to regularly add features and functionality, the reliability (including uptime) of our subscription services, the prices of our services, the prices of services offered by our competitors, mergers and acquisitions affecting our customer base, reductions in our customers' spending levels or declines in customer activity as a result of economic downturns or uncertainty in financial markets. If our customers do not renew their subscriptions for our services or if they renew on terms less favorable to us, our revenue may decline.

If we are not able to manage our operating expenses, then our financial condition may be adversely affected.

Our operating expenses of $6,665,410 for the six months ended October 31, 2019 exceeded our revenue of $5,274,590 for the six months ended October 31, 2019. Our operating expenses of $15,931,665 for the year ended April 30, 2019 exceeded our revenue of $10,764,904 for the year ended April 30, 2019. Our ability to reach and maintain profitability is conditional upon our ability to manage our operating expenses. There is a risk that we will have to increase our operating expenses in the future. Factors that could cause our operating expenses to increase include our determination to spend more on sales and marketing in order to increase product sales or our determination that more research and development expenditures are required in order to keep our current software products competitive or in order to develop new products for the market. To the extent that our operating expenses increase without a corresponding increase in revenue, our financial condition would be adversely impacted.

Our level of indebtedness and debt service obligations could adversely affect our financial condition and may make it more difficult for us to fund our operations.

On October 10, 2018, as amended on July 10, 2019 and February 1, 2020, our company entered into a loan agreement (the "Loan Agreement") with Wesley Clover International Corporation and KMB Trac Two Holdings Ltd. (collectively, the "Lenders"), pursuant to which the Lenders agreed to loan to our company an aggregate principal amount of up to $5,000,000. Wesley Clover International Corporation owns approximately 25.3% of our common shares and is controlled by the Chairman of our company, Terence Matthews and KMB Trac Two Holdings Ltd. is represented by Steven Bruk, a director of our company and Karen Bruk, Mr. Bruk's spouse. KMB Trac Two Holdings Ltd., Steven Bruk and Karen Bruk own approximately 20.5% of our common shares. Pursuant to the terms of the Loan Agreement, the loan is unsecured and will be made available in multiple advances at the discretion of our company and will bear compound interest at a rate of 8% per year, payable monthly. The outstanding principal and any accrued interest may be prepaid without penalty and is to be fully repaid on the date that is 30 months after the first advance, which is April 11, 2021.

The loan is intended to be used for general working capital purposes. As of October 31, 2019, the principal balance of the loan payable was $4,000,000.

This indebtedness may create additional financing risk for us, particularly if our business or prevailing financial market conditions are not conducive to paying off or refinancing our outstanding debt obligations at maturity. This indebtedness could also have important negative consequences, including the fact that we will need to repay our indebtedness by making payments of interest and principal, which will reduce the amount of money available to finance our operations, our research and development efforts and other general corporate activities. To the extent additional debt (including without limitation the additional advances) is added to our current debt levels, the risks described above could increase.

We may not have cash available to us in an amount sufficient to enable us to make interest or principal payments on our indebtedness when due.

Failure to satisfy our current and future debt obligations under the Loan Agreement could result in an event of default and, as a result, the Lenders could accelerate all of the amounts due. In the event of an acceleration of amounts due under the Loan Agreement, as a result of an event of default, we may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness.

We have negative cash flow from operating activities and the net proceeds from sales of securities may be used to fund anticipated negative cash flow from operating activities in future periods.

We had negative cash flow from operating activities of $3,443,379 for the most recently completed financial year ended April 30, 2019 and $970,719 for the six month period ended October 31, 2019. Our revenue decreased to $5,274,590 for the six months ended October 31, 2019 from $5,329,091 for the six months ended October 31, 2018, our revenue decreased to $10,764,904 for the year ended April 30, 2019 from $12,381,741 for the year ended April 30, 2018. Consequently, the net proceeds from sales of securities may be used to fund anticipated negative cash flow from operating activities in future periods. Furthermore, we may require additional financing in order to meet our operating cash flow and capital expenditure needs.

We face larger and better-financed competitors, which may affect our ability to achieve or maintain profitability.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products superior to those of our company. In addition to price competition, increased competition may result in other aggressive business tactics from our competitors, such as:

  emphasizing their own size and perceived stability against our smaller size and narrower recognition;

  providing customers "one-stop shopping" options for the purchase of network equipment and application software;

  offering customers financing assistance;

  making early announcements of competing products and employing extensive marketing efforts; and

  asserting infringement of their intellectual property rights.

Such competition may potentially affect our profitability adversely.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital, or a delisting from a stock exchange on which our common stock trades. Because our operations have been partially financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

The majority of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

The majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under United States federal securities laws against some of our directors or officers.

We may in the future be subject to damaging and disruptive intellectual property litigation that could materially and adversely affect our business, results of operations and financial condition, as well as the continued viability of our company.

We may be unaware of filed patent applications and issued patents that could relate to our products and services. Intellectual property litigation, if determined against us, could:

  result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

  cause us to lose access to key distribution channels;

  result in substantial employee layoffs or risk the permanent loss of highly-valued employees;

  materially and adversely affect our brand in the market place and cause a substantial loss of goodwill;

  affect our ability to raise additional capital;

  cause our stock price to decline significantly; and

  lead to the bankruptcy or liquidation of our company.

Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products or services and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could result in time-consuming and expensive litigation, regardless of the merits of such claims.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors copy or otherwise gain access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks including CounterPath, Bria, eyebeam, X-Lite, and Softphone.com invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and divert resources from intended uses. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Unless we can establish broad market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Our use of open source software could impose limitations on our ability to commercialize our products.

We incorporate open source software into our products. Although we closely monitor our use of open source software, the terms of many open source software licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to sell our products. In such event, we could be required to make our proprietary software generally available to third parties, including competitors, at no cost, to seek licenses from third parties to continue offering our products, to re-engineer our products or to discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis or at all, any of which could adversely affect our revenues and operating expenses.

We may not be able to obtain necessary licenses of third-party technology on acceptable terms, or at all, which could delay product sales and development and adversely impact product quality.

We have incorporated third-party licensed technology into our current products. We anticipate that we are also likely to need to license additional technology from third-parties to develop new products or product enhancements in the future. Third-party licenses may not be available or continue to be available to us on commercially reasonable terms. The inability to retain any third-party licenses required in our current products or to obtain any new third-party licenses to develop new products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost, and delay or prevent us from making these products or enhancements, any of which could seriously harm the competitive position of our products.

Our products must interoperate with many different networks, software applications and hardware products, and this interoperability will depend on the continued prevalence of open standards.

Our products are designed to interoperate with our customers' existing and planned networks, which have varied and complex specifications, utilize multiple protocol standards, software applications and products from numerous vendors and contain multiple products that have been added over time. As a result, we must attempt to ensure that our products interoperate effectively with these existing and planned networks. To meet these requirements, we have and must continue to undertake development and testing efforts that require significant capital and employee resources. We may not accomplish these development efforts quickly or cost-effectively, or at all. If our products do not interoperate effectively, installations could be delayed or orders for our products could be cancelled, which would harm our revenue, gross margins and our reputation, potentially resulting in the loss of existing and potential customers. The failure of our products to interoperate effectively with our customers' networks may result in significant warranty, support and repair costs, divert the attention of our engineering personnel from our software development efforts and cause significant customer relations problems.

Additionally, the interoperability of our products with multiple different networks is significantly dependent on the continued prevalence of standards for IP multimedia services, such as SIP or Session Initiation Protocol. Some of our existing and potential competitors are network equipment providers who could potentially benefit from the deployment of their own proprietary non-standards-based architectures. If resistance to open standards by network equipment providers becomes prevalent, it could make it more difficult for our products to interoperate with our customers' networks, which would have a material adverse effect on our ability to sell our products to service providers.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense.

We are exposed to fluctuations in interest rates and exchange rates associated with foreign currencies.

A majority of our revenue activities are transacted in U.S. dollars. However, we are exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to our operations for the years ended April 30, 2019 and 2018 and the six months ended October 31, 2019 was the Canadian dollar. We are primarily exposed to a fluctuating Canadian dollar as our operating expenses are primarily denominated in Canadian dollars while our revenues are primarily denominated in U.S. dollars. We address certain financial exposures through a controlled program of risk management that includes the use of derivative financial instruments. Our company's foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. For these derivatives, our company reports the after-tax gain or loss from the effective portion of the hedge as a component of accumulated other comprehensive income (loss) in stockholders' equity and reclassifies it into earnings in the same period in which the hedged transaction affects earnings, and within the same line item on the consolidated statements of operations as the impact of the hedged transaction. There can be no assurance that our hedging program will not result in a negative impact on our earnings and earnings per share. We did not enter into any forward contracts for hedging purposes during the years ended April 30, 2019 and 2018 and the six months ended October 31, 2019.

Tax matters, including changes in tax rates, disagreements with taxing authorities and imposition of new taxes could impact our results of operations and financial condition.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value added, net worth, property, withholding and franchise taxes in both the U.S. and various foreign jurisdictions. From time to time, we are also subject to reviews, examinations and audits by taxing authorities with respect to such income and non-income-based taxes inside and outside of the U.S. When a taxing authority disagrees with our tax positions, we could face additional tax liabilities, including interest and penalties. Payment of such additional amounts upon final settlement or adjudication of any disputes could have a material impact on our results of operations and financial position.

In addition, we are directly and indirectly affected by new tax legislation and regulation and the interpretation of tax laws and regulations worldwide. Changes in legislation, regulation or interpretation of existing laws and regulations in the U.S. and other jurisdictions where we are subject to taxation could increase our taxes and have an adverse effect on our operating results and financial condition.

If a security breach or cyberattack of our IT networks and systems, or any of our products, occurs, our operations could be interrupted, our products and services may be perceived as vulnerable, and our brand and reputation could be damaged, which could reduce revenue, increase expenses, and expose us to legal claims or regulatory actions.

Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. We are subject to cybersecurity risks. Information cybersecurity risks have significantly increased in recent years and, while we have not experienced any material losses relating to cyber-attacks or other information security breaches, we could suffer such losses in the future. Our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our customers or counterparties. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In the future, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. In addition, we may be subject to litigation and financial losses that are not fully insured.

Risks Associated with Our Securities

We are not in compliance with the Nasdaq continued listing requirements. If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock's market price and liquidity and reduce our ability to raise capital.

On December 16, 2019, we received a letter from the listing qualifications department staff of the NASDAQ Stock Market notifying us that the stockholders' equity of $1,922,675 as reported in our quarterly report on Form 10-Q for the period ended October 31, 2019 was below the minimum stockholders' equity of $2,500,000. The minimum stockholders' equity of $2,500,000 is required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1), and as of December 13, 2019, we do not meet the alternatives of market value of listed securities or net income from continuing operations. We were provided 45 calendar days, or until January 30, 2020, to submit a plan to regain compliance with the minimum stockholders' equity standard. On January 28, 2020, we made application for an extension of up to 165 calendar days from the date of the notification letter to regain compliance with the minimum stockholders' equity standard and the extension was granted for 136 calendar days by NASDAQ on February 10, 2020. Because our operations have been partially financed through the sale of equity securities, the delisting from NASDAQ for failure to regain compliance with the continued listing requirements of NASDAQ within the extension period could be especially detrimental to our ability to raise additional financing through public or private sales of equity securities. Any reduction in our ability to raise equity capital in the future could force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. In addition, delisting could significantly affect the ability of investors to trade our securities and could negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Our directors control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

Based on the 5,957,585 shares of common stock that were issued and outstanding as of October 31, 2019, our directors owned approximately 50% of our outstanding common stock. As a result, our directors as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors of our company and can effectively control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The exercise of all or any number of outstanding stock options or the issuance of other stock-based awards or any issuance of shares to raise funds may dilute your holding of shares of our common stock.

If the holders of outstanding stock options and deferred share units exercise or settle all of their vested stock options and deferred share units as at October 31, 2019, then we would be required to issue an additional 1,153,786 shares of our common stock, which would represent approximately 16% of our issued and outstanding common stock after such issuances. The exercise of any or all outstanding stock options that are exercisable below market price will result in dilution to the interests of other holders of our common stock.

We may in the future grant to certain or all of our directors, officers, insiders and key employees stock options to purchase the shares of our common stock, bonus shares and other stock based compensation as non-cash incentives to such persons. Subject to applicable stock exchange rules, if any, we may grant these stock options and other stock based compensation at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any additional shares of common stock or securities convertible into common stock will cause our existing stockholders to experience dilution of their holding of our common stock.

In addition, stockholders could suffer dilution in their net book value per share depending on the price at which such securities are sold. Such issuance may cause a reduction in the proportionate ownership and voting power of all other stockholders. The dilution may result in a decline in the price of our shares of common stock or a change in the control of our company.

We may be considered a "penny stock." Penny stock rules will limit the ability of our stockholders to sell their shares of common stock.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. In addition, since our common stock commenced trading on the NASDAQ Capital Market below the $4.00 minimum bid price per share requirement, our common stock would be considered a penny stock if we fail to satisfy the net tangible assets and revenue tests in Rule 3a51-1 under the Securities Exchange Act of 1934. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements, which may limit a stockholder's ability to buy and/or sell shares of our common stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information which could cause our stock price or trading volume to decline.

The trading market for our common stock will be influenced by the research and reports that industry or financial analysts publish about us and our business. We do not control these analyst reports. As a relatively small public company, we may be slow to attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If any of the analysts who cover us issue an adverse opinion regarding our stock price, our stock price may decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports covering us, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

An adverse rating of our debt securities may cause their trading price to fall.

If a rating agency rates our debt securities, if any, it may assign them a low rating. Rating agencies also may lower ratings on our debt securities, if any, in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of our debt securities, if any, could significantly decline.

We cannot assure you that an active trading market will develop for the securities.

There is currently no public market for any of our securities other than our common stock. We do not know if an active market will develop for our other securities, if any, or if developed, whether such a market will continue. If an active market is not developed or maintained, the market price and the liquidity of our other securities, if any, may be adversely affected.

FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information and documents incorporated by reference into this prospectus contain or will contain forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. Forward-looking statements are based on material factors and assumptions made by our company in light of management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate in the circumstances, including but not limited to, general economic conditions, product pricing levels and competitive intensity, supply constraints, the timing and success of new product introductions, our expectations regarding our business, strategy, opportunities and prospects, including our ability to implement meaningful changes to address business challenges, and our expectations regarding the cash flow from operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 4 of this prospectus, that may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We caution you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and Canada, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes, which may include reducing any outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. Pending such use, we may temporarily invest the proceeds. We currently do not have any plans, proposals or arrangements with regards to any acquisition.

We had negative cash flow from operating activities of $3,443,379 for the most recently completed financial year ended April 30, 2019 and $970,719 for the six month period ended October 31, 2019. In addition to other uses of net proceeds described herein and to be specified in a prospectus supplement, the net proceeds from sales of securities may also be used to fund anticipated negative cash flow from operating activities in future periods. As at October 31, 2019, our working capital deficit was $1,455,010 and we had $1,853,216 in cash.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 10,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock with a par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada, our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series of within each class of capital stock of our company.

As of February 28, 2020 we had 6,102,259 shares of common stock outstanding.

The following description of our common stock and preferred stock is a summary. For a more complete description, we refer you to our articles of incorporation and bylaws, and the applicable statutes of the State of Nevada.

Common Stock

Upon liquidation, dissolution or winding up of our company, the holders of shares of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The shares of common stock are not convertible or redeemable and have no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Preferred Stock

The following describes the general terms and provisions of the preferred stock we may offer. When we offer to sell a particular series of the preferred stock, we will describe the particular terms of any preferred stock offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

Our board of directors will fix the rights, preferences, privileges, qualifications, limitations and restrictions of each series of the preferred stock that we sell in the certificate of designation relating to that series.

Before we issue any series of preferred stock, the form of any certificate of designation that describes the terms of the series of preferred stock we offer will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of a particular series of preferred stock, you should refer to the applicable prospectus supplement and the form of certificate of designation for that particular series of preferred stock. We encourage you to read the applicable prospectus supplement and the form of certificate of designation for that particular series of preferred stock before you purchase any of our preferred stock.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

  the number of shares in any series;
  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;
  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;
  the voting rights of that series of preferred stock, if any;
  the conversion provisions applicable to that series of preferred stock, if any;
  the redemption or sinking fund provisions applicable to that series of preferred stock, if any;
  the liquidation preference per share of that series of preferred stock, if any;
  the rank of that series of preferred stock relative to other series of preferred stock; and
  the terms of any other rights, preferences, privileges, qualifications, limitations or restrictions, if any, applicable to that series of preferred stock.

Change in Control

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

The following describes the general terms and provisions of the debt securities we may offer. When we offer to sell particular debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue secured or unsecured and senior or subordinated debt securities. Particular debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the United States Trust Indenture Act of 1939.

We have filed with the SEC forms of these documents as exhibits to the registration statement of which this prospectus forms a part. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

If we offer debt securities, we will describe the specific terms of the debt securities in a prospectus supplement, including:

  the title of the debt securities;
  the aggregate principal amount of the debt securities, the percentage of the principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined;
  whether the amount of payments of principal of, or premium, if any, or interest on, the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;
  provisions with respect to the subordination of the rights of holders of the debt securities to other security holders or creditors;

  whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable and any applicable limitations on ownership or transferability of such other securities received on conversion;
  the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;
  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;
  the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;
  the place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served;
  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, including but not limited to any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payments of such debt security, or the method for determining the make-whole amount;
  any optional redemption provisions;
  provisions relating to subsidiary guarantees, if any;
  any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;
  any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities;
  any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities;
  if other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities;
  if the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities and vice versa, if permitted by applicable law and regulations;
  the currency or currencies of such debt securities;
  the denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities;
  whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and
  the name of the trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action.

DESCRIPTION OF WARRANTS

The following describes the general terms and provisions of the warrants that we may offer. When we offer to sell particular warrants, we will describe the specific terms of any warrants offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

We may issue warrants for the purchase of common stock, preferred stock, debt securities, additional warrants, units or any combination thereof. We may issue warrants independently or together with common stock, preferred stock, debt securities or units and the warrants may be attached to or separate from these securities. We will evidence warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to particular warrants.

Before we issue any warrants, the forms of warrant agreement, if any, and warrant certificates will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to a current report on Form 8-K. For the complete terms of the warrants, you should refer to the applicable prospectus supplement and the forms of warrant agreement, if any, and warrant certificate for those particular warrants. We encourage you to read the applicable prospectus supplement and the forms of warrant agreement, if any, and warrant certificate for those particular warrants before you purchase any of our warrants.

If we offer warrants, we will describe the specific terms of the warrants in a prospectus supplement, including:

  the offering price and aggregate number of warrants offered;
  the currency for which the warrants may be purchased;
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, in which, this principal amount of debt securities may be purchased upon such exercise;
  in the case of warrants to purchase common stock, preferred stock, units or additional warrants, the number of shares of common stock, shares of preferred stock, units or additional warrants purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
  the effect of any merger, consolidation, sale or other disposition of our business the warrants;
  the terms of any rights to redeem or call the warrants;
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
  the dates on which the right to exercise the warrants will commence and expire;
  the manner in which the warrant agreement, if any, and warrants may be modified;
  the terms of the securities issuable upon exercise of the warrants; and
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more warrants, debt securities, shares of common stock, shares of preferred stock, or any combination of such securities. When we offer to sell particular units, we will describe the specific terms of any units offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below.

Before we issue any units, the form of agreement relating to units will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the units, you should refer to the applicable prospectus supplement and the form of units for those particular units. We encourage you to read the applicable prospectus supplement and the form of units for those particular units before you purchase any of our units.

If we offer units, we will describe the specific terms of the units in a prospectus supplement, including:

  the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
  a description of the terms of any agreement governing the units; and
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities described in this prospectus through underwriters, dealers or agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including, without limitation:

  the name or names of any underwriters, dealers or agents, if any;
  the purchase price of the securities and the proceeds we will receive from the sale;
  any underwriting discounts and other items constituting underwriters' compensation;
  any compensation to underwriters, dealers or agents in connection with the offering; and
  any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

  a fixed price or prices, which may be changed;
  market prices prevailing at the time of sale;
  varying prices determined at the time of sale related to such prevailing market prices; or
  other negotiated prices.

Underwriters, dealers or agents, if any, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business. If material, we will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

By Underwriters

If we use underwriters in the sale of the securities, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of the securities.

By Dealers

If we use a dealer in the sale of the securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

By Agents

We may sell the securities through agents we designate from time to time.

Direct Sales

We may sell the securities directly at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

Compensation of Underwriters, Dealers or Agents

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the United States Securities Act of 1933.

Delayed Delivery Contracts

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Stabilization and Other Transactions

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities that we sell to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Indemnification

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and United States securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

EXPERTS AND COUNSEL

The consolidated financial statements of CounterPath Corporation as of April 30, 2019 and April 30, 2018 and for the years then ended have been incorporated by reference in this prospectus in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, which has also been incorporated by reference in this prospectus, given on the authority of said firm as experts in auditing and accounting.

The validity of the securities offered will be passed upon for us by Clark Wilson LLP. If the securities are being distributed through any underwriters, dealers or agents, certain legal matters may be passed upon for them by counsel identified in the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by our company with the SEC are incorporated into this prospectus by reference:

1. our annual report on Form 10-K filed on July 11, 2019 (including portions of our proxy statement for the annual meeting of stockholders held on September 19, 2019, filed on August 27, 2019, to the extent specifically incorporated by reference therein);

2. our quarterly reports on Form 10-Q filed on September 12, 2019 and December 11, 2019;

3. our current reports on Form 8-K filed on July 11, 2019, September 20, 2019, December 19, 2019 (except, with respect to each of the foregoing, for the portions of such reports which were deemed to be furnished and not filed); and

4. the description of our common stock contained in our Form 8-A filed on June 29, 2012, which refers to the description of our securities contained in our registration statement on Form S-1 filed on October 7, 2011, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, we incorporate by reference any filings we make under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934 (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and until the offering of the securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to CounterPath Corporation, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada, Attention: Vice President of Finance, telephone number (604) 320-3344. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public over the internet at the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

COUNTERPATH CORPORATION

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

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Prospectus

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February 28, 2020